UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2012

General Electric Capital Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-14804	06-1109503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03  Material Modification to Rights of Security Holders.

The information set forth below in Item 8.01 with respect to the First Supplemental Indenture (as defined below) pursuant to which General Electric Capital Corporation (“GECC”) succeeded to and assumed $300 million principal amount of General Electric Capital Services, Inc.’s ("GECS") 7½% Guaranteed Subordinated Notes due August 21, 2035 is incorporated by reference into this Item 3.03.  Attached hereto as Exhibit 4.1 and hereby incorporated by reference is a copy of the First Supplemental Indenture.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2012, at the effective time of the Merger (as defined below), the certificate of incorporation of GECS (as amended) was amended by the Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware on February 22, 2012.  The amendment effectuates the Merger as described below in Item 8.01.  Attached hereto as Exhibit 3.1 and hereby incorporated by reference is a copy of the Certificate of Ownership and Merger.

Item 8.01  Other Events.

On February 22, 2012, GECS completed its previously announced merger (the “Merger”) with GECS’s wholly-owned subsidiary, GECC, pursuant to which GECS merged with and into GECC.  The Merger was implemented pursuant to the Agreement and Plan of Merger, dated as of January 19, 2012, by and between GECS and GECC (the “Merger Agreement”).  Pursuant to the terms of the Merger Agreement, GECC is the surviving corporation and has succeeded to and assumed all GECS’s rights and obligations and GECC is now wholly-owned directly by General Electric Company (“GE”).  At the effective time of the Merger, GECS’s subsidiaries, other than GECC (into which GECS was merged), became subsidiaries of GECC.  The directors and officers of GECC before and after the Merger remain the same.

In connection with the Merger, GECC, GECS, GE (as guarantor) and The Bank of New York Mellon, as trustee (the “Trustee”), entered into the First Supplemental Indenture, dated as of February 22, 2012 (the “First Supplemental Indenture”) to the Indenture, dated August 1, 1995, by and among GECS, GE and the Trustee, pursuant to which GECC succeeded to and assumed $300 million principal amount of GECS’s 7½% Guaranteed Subordinated Notes due August 21, 2035 (the "Notes").  Following the completion of the Merger, the GE guarantee of the Notes remains in place and the Notes continue to be listed on the New York Stock Exchange under their existing ticker symbol GE/35 and continue to have their existing CUSIP No. 36959CAA6. Upon consummation of the Merger, GECC is the successor issuer of the Notes, which were registered under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Upon consummation of the Merger, GECC also succeeded to and assumed GECS’s outstanding commercial paper.  The commercial paper continues to have its original CUSIP numbers following the Merger.

At the effective time of the Merger: (i) all outstanding shares of GECC common stock were cancelled, (ii) all outstanding shares of common stock of GECS and all outstanding shares of preferred stock of GECS held by GE were converted into an aggregate of 1,000 shares of common stock of GECC and (iii) all treasury shares of GECS and all outstanding shares of preferred stock of GECS held by GECC were cancelled.  As a result, GECC, which previously has been an indirect wholly-owned subsidiary of GE, became a direct wholly-owned subsidiary of GE.

(2)

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being filed as part of this report:

Exhibit Description

3.1
State of Delaware Certificate of Ownership and Merger, dated as of February 22, 2012, pursuant to which General Electric Capital Services, Inc. merged with and into General Electric Capital Corporation

4.1
First Supplemental Indenture, dated as of February 22, 2012, by and among General Electric Capital Services, Inc., General Electric Capital Corporation, General Electric Company and The Bank of New York Mellon, to the Indenture, dated as of August 1, 1995, among General Electric Capital Services, Inc., General Electric Company and The Bank of New York Mellon

(3)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Capital Services, Inc.
(Registrant)

Date: February 22, 2012	/s/ Jamie S. Miller
Jamie S. Miller
Senior Vice President and Controller

(4)